EXHIBIT 99.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, James V. Mazzo, the Chief Executive Officer of Advanced Medical Optics, Inc. (the “Company”), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, hereby certifies to the best of his knowledge that:

(i) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 27, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 1, 2003

/s/    JAMES V. MAZZO

James V. Mazzo,

President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Advanced Medical Optics, Inc. and will be retained by Advanced Medical Optics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.